EXHIBIT 99

News
Release Date: August 25, 2011	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059 progers@micros.com

MICROS REPORTS FISCAL 2011 RESULTS
RECORD REVENUE, OPERATING INCOME, NET INCOME AND EPS:
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS

Columbia, Maryland ... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2011 fourth quarter and fiscal year ending June 30, 2011.

FINANCIAL HIGHLIGHTS

-	Revenue for the fiscal 2011 fourth quarter was $274.1 million, an increase of $25.9 million, or 10.4% over the same period last year.

-	Revenue for the fiscal year was $1,007.9 million, an increase of $93.5 million, or 10.2%, over the same period last year.

-	GAAP net income for the quarter was $41.5 million, an increase of $7.7 million, or 22.6% over the same period last year.

-	GAAP net income for the fiscal year was $144.1 million, an increase of $29.7 million, or 26.0%, over the same period last year.

-	GAAP diluted earnings per share (EPS) for the quarter was $0.50, an increase of $0.08, or 19%, over the same period last year.

-	GAAP diluted EPS for the fiscal year was $1.74, an increase of $0.33, or 23.4%, over the same period last year.

During the fourth quarter, we recorded an impairment charge of $4.2 million related to our investments in auction rate securities.

-	Non-GAAP financial results, excluding the effect of charges for stock options, the investment impairment, and a charge for a lawsuit incurred in the second fiscal quarter, are as follows:

•	Non-GAAP net income for the quarter was $47.7 million, an increase of $8.0 million, or 20%, over the same period last year.

•	Non-GAAP net income for the fiscal year was $158.4 million, an increase of $31.2 million, or 24.5%, over the same period last year.

•	Non-GAAP diluted EPS for the quarter was $0.58, an increase of $0.09, or 18.4%, over the same period last year.

•	Non-GAAP diluted EPS for the fiscal year $1.92, an increase of $0.35, or 22.3%, over the same period last year.

The financial results for the fourth fiscal quarter exceeded consensus expectations. The revenue, operating income, net income and EPS for the quarter and fiscal year were records for MICROS.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated, “We are very pleased with our excellent results, in which for the first time in our history we exceeded the $1 Billion annual sales milestone, and achieved record revenue, operating income, net income and EPS for both the quarter and the fiscal year.  Our strong and expanding portfolio of products and services provides us with a great foundation for continued profitable growth.”

MICROS’s financial guidance for fiscal 2012 is for revenue of $1,111,000 and Non-GAAP EPS of $2.09.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of August 25, 2011.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

News
Release Date: August 25, 2011	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Hardware	$56,995	$52,027	$199,003	$188,333
Software	35,080	34,072	127,123	118,788
Service	182,060	162,118	681,733	607,198
Total revenue	274,135	248,217	1,007,859	914,319

Cost of sales:
Hardware	33,532	31,074	126,667	119,489
Software	5,166	7,197	21,200	25,731
Service	80,519	73,548	299,818	267,481
Stock option expense	18	32	105	137
Total cost of sales	119,235	111,851	447,790	412,838

Gross margin	154,900	136,366	560,069	501,481

Selling, general and administrative expenses	69,948	66,755	272,229	262,251
Research and development expenses	12,131	10,947	45,248	41,718
Depreciation and amortization	4,880	4,476	16,790	17,311
Litigation reserve	-	-	3,000	-
Stock option expense	2,908	2,529	12,343	12,228
Total operating expenses	89,867	84,707	349,610	333,508

Income from operations	65,033	51,659	210,459	167,973
Non-operating income (expense):
Interest income, net	1,558	1,094	5,023	3,817
Interest expense - litigation reserve	-	-	(360)	-
Change in credit based impairment, net of realized gain on redemption	(4,236)	(4,396)	(4,217)	(4,783)
Other non-operating (expense) income, net	(561)	1,028	(1,293)	1,118
Total non-operating income, net	(3,239)	(2,274)	(847)	152

Income before taxes	61,794	49,385	209,612	168,125
Income tax provision	20,233	15,152	64,999	52,745
Net income	41,561	34,233	144,613	115,380
Less: Net income attributable to noncontrolling interest	(25)	(353)	(554)	(1,027)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$41,536	$33,880	$144,059	$114,353

Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.50	$0.42	$1.74	$1.41
Weighted-average number of shares outstanding - diluted	82,952	81,871	82,672	81,448

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.
Net Income attributable to MICROS Systems, Inc.	$41,536	$33,880	$144,059	$114,353
Add back:
Stock option expense
Selling, general and administrative expenses	2,680	2,417	11,747	11,717
Research and development expenses	228	112	596	511
Cost of sales	18	32	105	137
	2,926	2,561	12,448	12,365
Litigation reserve, including accrued interest expense	-	-	3,360	-
Credit based impairment charge, net of realized gain on redemption	4,236	4,396	4,217	4,783
Total add back	7,162	6,957	20,025	17,148

Subtract tax effect on:
Stock option expense	969	1,061	4,426	4,283
Litigation reserve, including accrued interest expense	-	-	1,280	-
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$47,729	$39,776	$158,378	$127,218

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.58	$0.49	$1.92	$1.57

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges.  We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure.  In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors.  Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles.  Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

News
Release Date: August 25, 2011	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	June 30, 2011	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$780,265	$545,298
Accounts receivable, net	181,833	153,066
Inventory, net	38,119	35,103
Deferred income taxes	21,036	19,624
Prepaid expenses and other current assets	30,454	27,004
Total current assets	1,051,707	780,095

Long-term investments	46,226	59,884
Property, plant and equipment, net	28,145	27,349
Deferred income taxes, non-current	20,798	13,556
Goodwill	242,319	213,825
Intangible assets, net	19,293	19,590
Purchased and internally developed software costs, net	18,710	17,468
Other assets	5,820	6,524
Total Assets	$1,433,018	$1,138,291

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$-	$1,442
Accounts payable	54,851	44,783
Accrued expenses and other current liabilities	148,901	135,469
Income taxes payable	7,705	5,856
Deferred revenue	143,238	124,498
Total current liabilities	354,695	312,048

Income taxes payable, non-current	32,309	22,737
Deferred income taxes, non-current	8,261	2,590
Other non-current liabilities	14,502	11,304
Total liabilities	409,767	348,679

Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	2,020	2,001
Capital in excess of par	132,529	117,462
Retained earnings	833,839	689,750
Accumulated other comprehensive income (loss)	48,323	(25,833)
Total MICROS Systems, Inc. shareholders’ equity	1,016,711	783,380
Noncontrolling interest	6,540	6,232
Total Equity	1,023,251	789,612

Total Liabilities and Equity	$1,433,018	$1,138,291